Exhibit 99.1

        News Release

From:	Rakesh Sachdev	For questions, contact
	President and CEO	Kirk A. Richter
Vice President, Treasurer and Interim CFO
(314) 286- 8004

Sigma-Aldrich to Acquire BioReliance; Extending Its Reach into Biopharmaceutical

Testing and Services

St. Louis, MO – January 9, 2012 – Sigma-Aldrich Corporation (NASDAQ:SIAL), a leading Life Science and High Technology company, announced it has signed an agreement to acquire BioReliance Holdings, Inc., a leading provider of global biopharmaceutical testing services, from Avista Capital Partners for $350 million in cash. The acquisition is subject to customary closing conditions, including regulatory clearance, and is expected to close in the first quarter of 2012.

BioReliance provides critical services that include biologic, specialized toxicology and animal health testing to pharmaceutical, biopharmaceutical, diagnostics, and other life science customers worldwide. BioReliance’s service offering helps facilitate biological drug development, manufacturing and commercialization activities. The Company’s ability to develop and execute global testing protocols in compliance with various regulatory standards enables BioReliance’s clients to register products worldwide. The addition of these services is expected to result in a broader and richer value proposition for Sigma-Aldrich and have an immediate impact on its ability to provide enhanced solutions for its biopharmaceutical customers. The advantage for the customer is the ability to work with a single point provider that is more vertically integrated throughout the drug discovery process.

BioReliance generated revenues of approximately $110 million in the year ended December 31, 2010 with double-digit growth expected in 2011. The acquisition is expected to be modestly accretive to Sigma-Aldrich’s diluted EPS in 2012 and enhance its already strong free cash flow. BioReliance is headquartered in Rockville, Maryland with additional operations in Glasgow and Stirling, Scotland and sales offices in Tokyo and Bangalore. It employs over 650 people worldwide.

Commenting on the acquisition, President and CEO Rakesh Sachdev stated, “Our vision for Sigma-Aldrich is to enhance our Company’s broad product offering and strong technology platforms with a compelling and specialized services platform. The addition of BioReliance’s industry-leading QA/QC testing services enables us to support customers’ needs to determine the quality and integrity of biological drugs at every step of the development and manufacturing process. As the market continues its focus on biological drug development, our leadership in this area should enable us to build even better, more customer-specific solutions. We are excited to add BioReliance’s capabilities and its talented employees to our Company and fully expect its addition to contribute to our long-term growth and return goals.”

Sigma-Aldrich expects to fund the acquisition with a combination of existing cash and credit facilities.

Morgan Stanley & Co. LLC acted as financial advisor and Bryan Cave LLP served as legal advisor to Sigma-Aldrich for this transaction. .

Cautionary statement: The foregoing release contains forward-looking statements that can be identified by terminology such as “ expected”, “helps facilitate”, “enables”, “enhance or similar expressions, or by expressed or implied discussions regarding potential future revenues, earnings and free cash flow from the acquisition of BioReliance. You should not place undue reliance on these statements. Such forward-looking statements reflect the current views of management regarding future events, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantee that the acquisition of BioReliance will achieve any particular levels of revenue in the future. In particular, management’s expectations regarding the acquisition of BioReliance could be affected by, among other things, unexpected regulatory actions or delays or government regulation generally; the Company’s ability to obtain or maintain patent or other proprietary intellectual property protection; competition in general; government, industry and general public pricing pressures; the impact that the foregoing factors could have on the values attributed to the Company’s assets and liabilities as recorded in its consolidated balance sheet, and other risks and factors referred to in the Company’s current Form 10-K and Form 10-Q on file with the US Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Its biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical and other high technology manufacturing. The Company has customers in life science companies, university and government institutions, hospitals, and in industry. Over one million scientists and technologists use its products. Sigma-Aldrich operates in 40 countries and has 8,300 employees providing excellent service worldwide. Sigma-Aldrich is committed to Accelerating Customer Success through Innovation and Leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit its award-winning web site at www.sigma-aldrich.com.

Sigma-Aldrich is a registered trademark of Sigma-Aldrich Co. LLC.